UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2015

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that it has completed enrollment in its Phase 2b clinical trial of its ultra-orphan radiotherapeutic candidate Azedra™ for the treatment of malignant or recurrent pheochromocytoma and paraganglioma  in accordance with the Special Protocol Assessment (SPA) agreement with U.S. Food and Drug Administration (FDA). Progenics will allow enrollment to continue through the end of December so that patients already identified as potential candidates may have the opportunity to participate in the trial. The Company expects to report top-line data in the second half of 2016.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: December 3, 2015